UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2008

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AMBIENT CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	0-23723	98-0166007
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

79 CHAPEL STREET, NEWTON,

MASSACHUSETTS, 02458]

(Address of Principal Executive Office) (Zip Code)

(617)- 332-0004

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 23, 2008, Ambient Corporation (the “Company”) entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with Vicis Capital Master Fund (the "Purchaser") pursuant to which the Company issued to the Purchaser, in consideration of $3,000,000, warrants (the “April 2008 Warrants”), exercisable through April 2013, to purchase up to 135,000,000 shares of the Company’s common stock, par value $0.001 (the” Common Stock”), at a per share exercise price of $0.001. Between July 31, 2007 and January 15, 2008, Vicis invested $12.5 million in Ambient through its purchase of the Company’s Senior Secured Convertible Promissory Notes (the “Notes”) in aggregate principal amount of $12,500,000. In connection with Vicis’ purchase of these Notes, the Company issued to Vicis, warrants (the “Previously Issued Warrants”) to purchase in the aggregate up to 340,000,000 shares of the Company’s Common Stock. In connection with the issuance of the April 2008 Warrants, the per share exercise price of the Previously Issued Warrants has been re-set to $0.001 (from $0.035). The conversion price of the Notes has not been reset and such notes remain convertible at a per Common Stock share price of $0.035. Unlike the previous financings, the current financing with Vicis did not include any debt component.

In addition, the Company and the Purchaser agreed to amend the Registration Rights Agreement previously entered into in connection with the Notes to provide that (i) the Company’s obligation to file a registration statement covering the Common Stock underlying the April 2008 Warrants, the Notes and the Previously Issued Warrants may be performed on or before December 15, 2008 and (ii) the Company’s obligation to pay liquidated damages in respect of delayed effectiveness of such registration statement does not commence until March 15, 2009. The Previously Issued Warrants contain a “cashless exercise” provision pursuant to which, beginning September 24, 2008, Vicis could utilize, unless there is then an effective registration statement covering the shares of Common Stock issuable upon the April 2008 Warrants, to ultimately acquire a significant portion of the Company’s issued and outstanding shares on a fully diluted basis (assuming that all of the Notes, the Previously Issued Warrants and the April 2008 Warrant are exercised, and further subject to the current restrictions on conversion of the Notes and exercise of the Warrants discussed in the succeeding paragraph).

Each of the April 2008 Warrants, the Notes and the Previously Issued Warrants provide that such security may not be converted or exercised if, following such conversion or exercise, as the case may be, Vicis will hold in excess of 4.99% of the Company’s then issued and outstanding Common Stock. However, Vicis is entitled, upon 61 days written notice to the Company, to waive these restrictions on conversion and/or exercise. As of the date of the filing of this Current Report on Form 8-K, Vicis has not furnished such notice.

The financing was completed through a private placement and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

In connection with consummating the financing pursuant to the Securities Purchase Agreement, a placement agent is entitled to receive payment of $180,000 and warrants to purchase up to 8,100,000 shares of the Company's Common Stock. The Company and the placement agent are in discussions to explore options whereby the placement agent would be agreeable to adjust such consideration.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

None.

(b) Pro forma financial information

None.

(d) Exhibits.

Exhibit	Description
EX - 99.1	Press Release issued April 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMBIENT CORPORATION

By:	/s/ JOHN JOYCE
John Joyce Chief Executive Officer

Date: April 25, 2008

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